EXHIBIT 99.1

Stamps.com Investor Contact:	Press Contact:
Stamps.com Investor Relations	Eric Nash
(310) 482-5830	Stamps.com
http://investor.stamps.com	(310) 482-5942
enash@stamps.com

STAMPS.COM ACQUIRES E-COMMERCE SOFTWARE COMPANY SHIPSTATION

EL SEGUNDO, Calif. – June 16, 2014 – Stamps.com® (Nasdaq:STMP), the leading provider of USPS postage online to over 500,000 customers, today announced the acquisition of ShipStation®, based in Austin, Texas, which offers monthly subscription based e-commerce shipping software primarily under the brand names ShipStation® and Auctane®.

ShipStation is a leading web-based shipping software solution that allows online retailers and e-commerce merchants to organize, process, fulfill and ship their orders quickly and easily. ShipStation supports automatic order importing from over 40 shopping carts and marketplaces, including eBay, Amazon, Shopify, Bigcommerce, Volusion, Squarespace and others.  ShipStation offers multi-carrier shipping options, and automation features like custom hierarchical rules and product profiles that allow customers to easily and automatically optimize their shipping. Using ShipStation, an online retailer or e-commerce merchant can ship their orders from wherever they sell and however they ship.

“The acquisition of ShipStation represents a significant strategic investment in our high volume and e-commerce shipping business,” said Ken McBride, Stamps.com chairman and CEO.  “E-commerce driven package shipping is the fastest growing segment within the mailing and shipping space and this acquisition will allow us to accelerate our growth in this area.”

“We're very excited to become a part of Stamps.com,” said Nathan Jones, ShipStation President and CEO.  “The acquisition builds on the strong partnership we have developed and we look forward to continuing to build the ShipStation business with the support of the Stamps.com team.”

Stamps.com purchased ShipStation for up-front consideration of $50 million in cash plus performance-linked earn-out consideration of up to 768,900 shares of Stamps.com common stock. Stamps.com plans for ShipStation to operate as an independent, wholly-owned subsidiary, led by the existing management team.

More information about ShipStation can be obtained by visiting http://www.shipstation.com.

About Stamps.com

Stamps.com (Nasdaq:STMP) is the leading provider of Internet-based postage services to nearly 500,000 customers. Stamps.com's service enables customers to print U.S. Postal Service-approved postage with just a computer, printer and Internet connection, right from their homes or offices. The company has been the leader in transforming the world of mailing and shipping for small business owners, e-commerce sellers, high volume shippers, and enterprise organizations alike.  Stamps.com was recently named to Forbes magazine's "America's Best Small Companies" list for 2013, at number 32 on this prestigious list of 100 companies.

About ShipStation

ShipStation is a leading web-based shipping software that is built to help online retailers organize and process their orders, while fulfilling and shipping them quickly and easily. With automatic order importing from over 40 shopping carts and marketplaces, including eBay, Amazon, Shopify, Bigcommerce, Volusion, Squarespace and more, and automation features like custom hierarchical rules and product profiles, ShipStation helps online retailers ship their orders no matter where they sell or how they ship.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements about our anticipated results that involve risks and uncertainties. Important factors, including the Company's ability to complete and ship its products, maintain desirable economics for its products and obtain or maintain regulatory approval, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by STAMPS.COM, including its Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. STAMPS.COM undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Stamps.com and the Stamps.com logo are trademarks or registered trademarks of Stamps.com Inc. All other brands and names are property of their respective owners.